Exhibit 23.1

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

6500 RIVER PLACE BLVD, SUITE 3-200	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 1900
AUSTIN, TEXAS 78730-1111	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use of the name Cawley, Gillespie & Associates, Inc., to the references to us and to our reserves reports for the years ended December 31, 2024, December 31, 2023, and December 31, 2022, in Ring Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, to references to our report dated January 24, 2025, containing our opinion on estimates of proved reserves, future production and income attributable to certain leasehold interest of Ring Energy, Inc. as of December 31, 2024 (our “Report”), and to the inclusion of our Report as an exhibit in Ring Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to all such references and to the incorporation by reference of such information and our Report in Ring Energy, Inc.’s Registration Statements on Form S-3 (Nos. 333-229515, 333-230966, 333-237988, 333-267599 and 333-283978) and Form S-8 (Nos. 333-191485 and 333-257633 and 333-277796).

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693

J. Zane Meekins, P. E.
Executive Vice President

Fort Worth, Texas
March 5, 2025